Exhibit 10.5


                AMENDMENT NO. 6 TO SUPPLIER PARTNERING AGREEMENT
                            BETWEEN GREATBATCH, INC.
               AND PACESETTER, INC. (d/b/a ST. JUDE MEDICAL CRMD)



This Amendment (the "Amendment No. 6") to the Supplier Partnering Agreement is between Greatbatch, Inc., a Delaware corporation ("Seller"), and Pacesetter, Inc. d/b/a "St. Jude Medical CRMD", a California corporation ("Buyer" or "St. Jude"). Seller and Buyer are collectively referred to herein as the "Parties". This Amendment No.6 is entered into effective as of 1 March 2007 (the "Effective Date").

BACKGROUND

     A. Buyer and Seller entered into a Supplier Partnering Agreement (the "Agreement") effective 01 January 2004.

     B. Buyer, Seller and, where applicable, the other Parties have entered into Amendment Nos. 1-5 to the Agreement.

     C. The Parties agree to continued good faith negotiations towards expanding the business relationship between the Buyer and Seller.

     D. The Parties to the Agreement desire to further amend the Agreement as provided for herein.

AGREEMENT

In consideration of the foregoing Recitals and the Parties' mutual covenants contained herein, the Parties hereby agree as follows:


     1. As of Effective Date, Subpart 1.7 of Exhibit A of the Agreement is hereby amended to include Coated Components and Molded Header Assemblies as Products.


     2. As of Effective Date, Section 1 of Exhibit A of the Agreement is hereby amended to add new Subparts which read in their entirety as follows:

            "1.10 "Coated Components" means any substrate material that is covered, in whole or in part, by a material intended specifically to alter the therapy delivery characteristics of the substrate material, including where the context requires all such Products manufactured by Seller and sold to Buyer under this Agreement.

            1.11 "Molded Header Assemblies" means a single piece molded device header assembly, including where the contract requires all such Products manufactured by Seller and sold to Buyer under this Agreement."


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     3.   As of the Effective Date, Exhibit F of Amendment No. 3 of the
          Agreement is hereby amended to add a new Subpart A4 which reads in its entirety as follows:

              "A.4.Buyer agrees to provide Seller future opportunities to expand sales of Molded Header Assemblies to Buyer."


     4. As of the Effective Date, Exhibit D of the Agreement is hereby amended to add a new Subpart A4 which reads in its entirety as follows:

              "A.4.Buyer agrees to provide Seller future opportunities to expand sales of Coated Components to Buyer."


     5. As of Effective Date, Section 7 of Exhibit A of the Agreement is hereby amended to include Subsection 7.4 which reads in its entirety as follows:

              "7.4 During the Term of the Agreement, Buyer and Seller agree to explore the opportunity for Seller to perform assembly services for the Buyer."


     6. As of Effective Date, Section 8 of the Agreement is hereby amended to read in its entirety as follows:

              "8. Communication: Seller and Buyer will conduct a semi annual review to facilitate the purposes of this agreement. Buyer will also provide Seller with quarterly updates of planned production rates for the Products to assist the Seller in capacity planning. The Buyer's Commodity Managers and the Seller's Customer Program Managers shall facilitate all communications."


     7. As of Effective Date, Section 2.7 of Exhibit A of the Agreement is amended in its entirety to change the term "Batteries" to "Products."


     8. As of the Effective Date, Section 3 of Exhibit A of the Agreement is hereby amended to add a new Subpart 4 which reads in its entirety as follows:

              "3.4 Buyer hereby agrees to indemnify, defend and hold Seller, its Affiliates and each of their officers, directors and employees harmless from any damage, costs or liabilities, including, without limitation, any reasonable costs or legal fees thereby incurred by Seller and payable to third parties (collectively, "damages") arising out of any claim to the extent that such claim arises from or results out of the marketing, distribution or sale of medical devices by Buyer which contain a component ("Third Party Component") supplied by a Non-Seller Supplier identified in Exhibit H of this Amendment that was procured by Seller under directions from Buyer. Such indemnification shall include, without limitation, damages resulting from:


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                (a) Personal injury or death resulting from the use of a medical device containing a Third Party Component;

                (b) Alleged defects of the medical devices containing a Third
                    Party Component;

                (c) Any breach by Buyer of its covenants contained in any
                    existing agreements between Buyer and Seller; and

                (d) Any Third Party Component as supplied to Seller from
                    Non-Seller Supplier under direction from Buyer which infringes any patent or other intellectual property rights of any other party specifically relating to such Third Party Component, or the process of its manufacture by a Non-Seller Supplier or its use by Buyer or affiliates, except to the extent the damage is caused by Seller's gross negligence, willful misconduct or breach of any existing agreement between Buyer and Seller.

              Seller is responsible to complete incoming inspection requirements.


              Buyer's obligation under this section is subject to the following conditions: Seller shall give Buyer prompt written notification of any such claim so as not to prejudice Seller's performance, and shall cooperate in the defense of such claim at Buyer's expense. Further, Seller agrees that Buyer shall have sole control over the defense or settlement of any such claim, action or proceedings, including, but not limited to, the right to select defense counsel, and that neither Seller nor its officers, directors, employees, agents, or contractors shall enter into any agreement with respect to such claim, action or proceeding for which indemnification is or may be sought without receipt of Buyer's prior written approval. Seller shall have the right to retain separate counsel at its sole expense. Such separate counsel shall function solely to advise Seller and shall have no right to control the defense of any lawsuit or to effect any settlement, other than at Seller's sole expense."

The Parties have caused this Amendment No. 6 to be executed by their respective duly authorized representatives as of the Effective Date.


BUYER:                     SELLER:                     SELLER:

PACESETTER, INC.           GREATBATCH, INC.            GREATBATCH, INC.

By: /s/ Jeff Chateau       By: /s/ Susan Campbell      By: /s/ Mauricio Arellano
    --------------------       ---------------------       ---------------------
                                  Vice President              Vice President
Title: VP Supply Lines     Title: Medical Power        Title: Medical Solutions
       -----------------          ------------------          ------------------

Date: 2-26-07              Date: 2-28-07               Date: 2-28-07
      ------------------         ------------------          -------------------


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                                    Exhibit H
                    LIST OF THIRD PARTY NON-SELLER SUPPLIERS


     A. BalSeal Engineering Co., Inc. - Springs

     B. Rolenn Manufacturing - Seals

     C. Hirose Electric Group - Connectors

     D. UDT Sensors, Inc. - Diodes

     E. Noveon - Tecothane